FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

•	Net sales revenue of $89.4 million was up 10.0% year-over-year; up 11.5% year-over-year on a local currency basis

•	Synergy local currency growth of 17.9% driven by 28.5% growth in Synergy Asia Pacific

•	Eighth consecutive quarter of net sales growth for NSP United States and NSP Canada

•	Earnings from continuing operations of $0.14 per diluted common share

•	Board of Directors approved a $0.10 per share quarterly cash dividend

LEHI, Utah, August 8, 2016 – Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights

•
Net sales revenue of $89.4 million increased 10.0%, compared to $81.2 million in the second quarter of 2015. On a local currency basis, net sales revenue increased 11.5% compared to the second quarter of 2015. In addition to sustained local currency net sales revenue growth in NSP United States and NSP Canada, Synergy Asia delivered 28.5% local currency growth as compared to the second quarter of 2015. The quarter included incremental net sales revenue of $4.4 million related to pre-opening product sales through Hong Kong. Net sales revenue was negatively impacted by $1.2 million of unfavorable foreign currency exchange rate fluctuations, as well as a $0.5 million decline in net sales in the NSP Russia, Central and Eastern Europe segment.

•	Net income from continuing operations was $2.4 million, or $0.14 per diluted common share, compared to $2.4 million, or $0.12 per diluted common share, in the second quarter of 2015.

•
Adjusted EBITDA was $6.2 million, compared to $5.1 million in the second quarter of 2015. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income adjusted to exclude share-based compensation expense.

1st Half of 2016 Financial Highlights

•
Net sales revenue of $171.8 million increased 4.0%, compared to $165.1 million in the first six months of 2015. On a local currency basis, net sales revenue increased 6.3% compared to the first six months of 2015. Net sales revenue growth adjusted for foreign currency fluctuations was largely driven by an $8.9 million, or 23.7% increase in Synergy Asia and an incremental net sales revenue increase of $4.4 million related to sales through Hong Kong, when compared to the first six months of 2015. Net sales revenue was negatively impacted by $3.8 million of unfavorable foreign currency exchange rate fluctuations, as well as a $1.5 million decline in net sales in the NSP Russia, Central and Eastern Europe segment.

•
Net income from continuing operations was $4.2 million, or $0.24 per diluted common share, compared to $6.6 million, or $0.34 per diluted common share, in the first six months of 2015. Earnings per diluted common share for the first six months of 2016, were impacted by several factors including: the Company’s investment in China of approximately $0.12 per share and unfavorable changes in the effective tax rate of $0.02 per share.

•	Adjusted EBITDA was $10.4 million compared to $12.8 million in the first six months of 2015.

Management Commentary

“We are very pleased to report accelerated revenue growth during the second quarter with strength across several regions,” commented Gregory L. Probert, Chairman and Chief Executive Officer. “Sustained local currency growth in both NSP United States and NSP Canada continues to reflect the strong foundation within our most mature markets and is a reflection of our high quality products and effective business model. The improvements we have put in place at Synergy WorldWide are delivering strong results across all geographical regions, led by 28.5% local currency growth in Synergy Asia.”

Mr. Probert continued, “We are optimistic about our new market opportunity in China and believe we have the management team, the business model and product offering in place to achieve success. We also remain encouraged by the success of our patent-pending IN.FORM program and continue to target geographical expansion of this promising new program offering.”

Second Quarter 2016 Regional Sales by Operating Segment

	Net Sales Revenue by Operating Segment
	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$37,439	$36,816	1.7%	$(122)	2.0%
NSP Latin America	7,286	8,234	(11.5)	(511)	(5.3)
	44,725	45,050	(0.7)	(633)	0.7

NSP Russia, Central and Eastern Europe	6,269	6,815	(8)	(40)	(7.4)

Synergy WorldWide:
Synergy Asia Pacific	23,397	18,765	24.7	(711)	28.5
Synergy Europe	6,738	6,669	1.0	138	(1)
Synergy North America	2,878	3,046	(5.5)	—	(5.5)
	33,013	28,480	15.9	(573)	17.9

China and New Markets	5,359	902	494.1	—	494.1

	$89,366	$81,247	100%	$(1,246)	11.5%

Six Months Ended June 30, 2016 Regional Sales by Operating Segment

	Net Sales Revenue by Operating Segment
	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$75,745	$74,990	1.0%	$(423)	1.6%
NSP Latin America	14,163	16,570	(14.5)	(1,111)	(7.8)
	89,908	91,560	(1.8)	(1,534)	(0.1)

NSP Russia, Central and Eastern Europe	12,621	14,258	(11.5)	(93)	(10.8)

Synergy WorldWide:
Synergy Asia Pacific	44,213	37,463	18.0	(2,137)	23.7
Synergy Europe	12,994	13,398	(3.0)	(7)	(3.0)
Synergy North America	5,654	6,387	(11.5)	—	(11.5)
	62,861	57,248	(9.8)	(2,144)	13.5

China and New Markets	6,378	2,059	209.8	—	209.8

	$171,768	$165,125	4.0%	$(3,771)	6.3%

Active Distributors and Customers by Segment (1)

	As of June 30, 2016		As of December 31, 2015
	Distributors & Customers	Managers	Distributors & Customers	Managers

NSP Americas	129,700	7,000	131,600	6,500
NSP Russia, Central and Eastern Europe	62,600	2,400	72,000	2,800
Synergy WorldWide	56,600	3,800	60,800	3,400
China and New Markets	—	—	—	—
	248,900	13,200	264,400	12,700

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Manager, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was 554,500 as of June 30, 2016.

Cash Flow and Balance Sheet Highlights

•
Net cash provided by operating activities was $6.5 million for the six months ended June 30, 2016, as compared to $3.1 million of net cash provided by operating activities for the six months ended June 30, 2015.

•	Total assets on June 30, 2016 were $211.0 million, compared to $200.5 million on December 31, 2015.

•
The Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, payable on September 2, 2016, to shareholders of record as of the close of business on August 23, 2016. Dividend payments were $3.8 million during the first six months of 2016.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its second quarter 2016 results on August 8, 2016 at 4:30 PM Eastern Time.  The toll-free dial-in number for callers in the U.S. and Canada is 1-877-407-0789, conference ID: 13642367.  International callers can dial 1-201-689-8562, conference ID: 13642367.  A replay will be available from August 8, 2016 at 7:30 PM Eastern Time through August 22, 2016 at 11:59 PM Eastern Time by dialing 1-877-870-5176 (U.S. and Canada) or 1-858-384-5517 (International), replay PIN: 13642367.  The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 554,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
any negative consequences resulting from the economy, including the availability of liquidity to the Company, its independent distributors and its suppliers or the willingness of its customers to purchase products;

•	its relationship with, and its inability to influence the actions of, its independent distributors, and other third parties with whom it does business;

•	improper activity by its employees or independent distributors;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	changing consumer preferences and demands;

•	its reliance upon, or the loss or departure of any member of, its senior management team, which could negatively impact its distributor relations and operating results;

•	increased state and federal regulatory scrutiny of the nutritional supplement industry, including, but not limited to targeting of ingredients, testing methodology and product claims;

•	the competitive nature of its business and the nutritional supplement industry;

•	regulatory matters governing its products, ingredients, the nutritional supplement industry, its direct selling program, or the direct selling market in which it operates;

•	legal challenges to its direct selling program or to the classification of its independent distributors;

•	recent settlement between the Federal Trade Commission and a competitor of the Company may have implications for the direct selling industry and the Company;

•
risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with the its third party importers, governmental sanctions, ongoing Ukraine and Russia political conflict, pricing and currency devaluation risks, especially in countries such as Ukraine, Russia and Belarus;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	its dependence on increased penetration of existing markets;

•	cyber security threats and exposure to data loss;

•	its reliance on its information technology infrastructure;

•	the sufficiency of trademarks and other intellectual property rights;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to its independent distributors;

•	product liability claims;

•
the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd., as well as the legal complexities, unique regulatory environment and challenges of doing business in China generally;

•	its inability to register products for sale in Mainland China and difficulty or increased cost of importing products into Mainland China;

•	managing rapid growth in China; and

•	the slowing of the Chinese economy.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2016.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,
	2016	2015

Net sales revenue	$89,366	$81,247
Cost of sales	(23,078)	(21,068)
Gross profit	66,288	60,179

Operating expenses:
Volume incentives	30,791	29,603
Selling, general and administrative	31,249	27,392
Operating income	4,248	3,184
Other income (loss), net	(622)	(2)
Income before provision for income taxes	3,626	3,182
Provision for income taxes	1,260	787
Net income from continuing operations	2,366	2,395
Income from discontinued operations	—	—
Net income	2,366	2,395
Net loss attributable to non-controlling interests	(202)	(166)
Net income attributable to common shareholders	$2,568	$2,561

Earnings per common share:
Basic earnings per share attributable to common shareholders:
Net income from continuing operations	$0.14	$0.13
Income from discontinued operations	$—	$—
Net income attributable to common shareholders	$0.014	$0.14

Diluted earnings per share attributable to common shareholders:
Net income from continuing operations	$0.14	$0.12
Income from discontinued operations	$—	$—
Net income attributable to common shareholders	$0.14	$0.13

Weighted average basic common shares outstanding	18,723	18,720
Weighted average diluted common shares outstanding	18,940	19,244

Dividends declared per common share	$0.10	$0.10

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Six Months Ended June 30,
	2016	2015

Net sales revenue	$171,768	$165,125
Cost of sales	(45,098)	(42,949)
Gross profit	126,670	122,176

Operating expenses:
Volume incentives	60,668	59,940
Selling, general and administrative	59,634	53,722
Operating income	6,368	8,514
Other income (loss), net	937	(320)
Income before provision for income taxes	7,305	8,194
Provision for income taxes	3,150	1,596
Net income from continuing operations	4,155	6,598
Income from discontinued operations	—	1,312
Net income	4,155	7,910
Net loss attributable to non-controlling interests	(482)	(318)
Net income attributable to common shareholders	$4,637	$8,228

Earnings per common share:
Basic earnings per share attributable to common shareholders:
Net income from continuing operations	$0.25	$0.35
Income from discontinued operations	$—	$0.07
Net income attributable to common shareholders	$0.25	$0.44

Diluted earnings per share attributable to common shareholders:
Net income from continuing operations	$0.24	$0.34
Income from discontinued operations	$—	$0.07
Net income attributable to common shareholders	$0.24	$0.43

Weighted average basic common shares outstanding	18,708	18,671
Weighted average diluted common shares outstanding	18,946	19,157

Dividends declared per common share	$0.20	$0.20

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$41,428	$41,420
Accounts receivable, net of allowance for doubtful accounts of $232 and $190, respectively	7,968	7,700
Investments available for sale	1,797	1,772
Inventories	45,002	38,495
Deferred income tax assets	4,795	5,021
Prepaid expenses and other	8,039	7,110
Total current assets	109,029	101,518

Property, plant and equipment, net	70,423	68,728
Investment securities - trading	1,275	1,044
Intangible assets, net	513	559
Deferred income tax assets	17,385	17,339
Other assets	12,410	11,332
	$211,035	$200,520

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,971	$6,341
Accrued volume incentives	17,860	14,913
Accrued liabilities	23,995	23,726
Deferred revenue	4,895	4,160
Revolving credit facility payable	3,920	2,696
Income taxes payable	1,322	1,300
Total current liabilities	60,963	53,136

Liability related to unrecognized tax benefits	7,811	7,809
Deferred compensation payable	1,275	1,044
Other liabilities	2,368	2,266
Total liabilities	72,417	64,255

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 18,747 and 18,588 shares issued and outstanding, respectively	128,146	126,670
Retained earnings	18,969	18,088
Noncontrolling interests	2,268	2,750
Accumulated other comprehensive loss	(10,765)	(11,243)
Total shareholders’ equity	138,618	136,265
	$211,035	$200,520

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,155	$7,910
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	62	33
Depreciation and amortization	2,396	2,152
Share-based compensation expense	1,586	2,085
Loss (gain) on sale of property and equipment	78	(1,251)
Deferred income taxes	311	(46)
Purchase of trading investment securities	(252)	(156)
Proceeds from sale of trading investment securities	56	82
Realized and unrealized gains on investments	(60)	(493)
Foreign exchange (gains) losses	(546)	764
Changes in assets and liabilities:
Accounts receivable	(164)	(271)
Inventories	(6,177)	(659)
Prepaid expenses and other current assets	(912)	(4,057)
Other assets	(1,027)	16
Accounts payable	2,402	1,124
Accrued volume incentives	2,798	(146)
Accrued liabilities	950	(2,102)
Deferred revenue	735	(727)
Income taxes payable	(150)	(1,452)
Liability related to unrecognized tax benefits	231	230
Deferred compensation payable	(9)	93
Net cash provided by operating activities	6,463	3,129
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,592)	(13,071)
Proceeds from sale of property, plant and equipment	—	1,373
Proceeds from the sale of investments available for sale	—	810
Net cash used in investing activities	(4,592)	(10,888)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(3,756)	(3,740)
Net borrowings on revolving credit facility	1,224	—
Net proceeds from the exercise of stock options and issuance of stock units	59	3,476
Payment of withholding taxes related to the vesting of restricted stock units	(169)	—
Repurchase of common stock	—	(3,783)
Net cash used in financing activities	(2,642)	(4,047)
Effect of exchange rates on cash and cash equivalents	779	(676)
Net increase (decrease) in cash and cash equivalents	8	(12,482)
Cash and cash equivalents at the beginning of the period	41,420	58,699
Cash and cash equivalents at the end of the period	$41,428	$46,217
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$3,036	$6,185
Cash paid for interest	122	59

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,
	2016	2015

Net income from continuing operations	$2,366	$2,395
Adjustments:
Depreciation and amortization	1,226	1,156
Share-based compensation expense	704	746
Other (income) loss, net*	622	2
Provision (benefit) for income taxes	1,260	787
Adjusted EBITDA	$6,178	$5,086

	Six Months Ended June 30,
	2016	2015

Net income from continuing operations	$4,155	$6,598
Adjustments:
Depreciation and amortization	2,396	2,152
Share-based compensation expense	1,586	2,085
Other (income) loss, net*	(937)	320
Provision (benefit) for income taxes	3,150	1,596
Adjusted EBITDA	$10,350	$12,751

* Other income (loss), net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

Contact:

Stephen M. Bunker
Chief Financial Officer
Nature’s Sunshine Products, Inc.
Lehi, Utah 84043
(801) 341-7303
investorrelations@natr.com

Scott Van Winkle
Managing Director
ICR
(617) 956-6736